Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

Argo Group Reports 2017 Second Quarter Net Income of $46.0 Million
or $1.48 per Diluted Share

HAMILTON, Bermuda (Aug. 7, 2017) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three and six months ended June 30, 2017.

2017 Second Quarter Recap

Gross Written Premiums $687.2M ↑ 22.6% from 2Q 2016	Net Investment Income $43.6M ↑ 22.1% from 2Q 2016	Net Income Per Diluted Share $1.48 ↑ 48.0% From 2Q 2016	Adjusted Operating Income Per Diluted Share (1) $1.31 ↑ 9.2% from 2Q 2016	Book Value Per Common Share $62.65 ↑ 4.9% from Dec. 31, 2016

“Argo Group’s results for the first six months of 2017 reflect strong investment returns and profitable growth in our U.S., Bermuda, and Latin America operations,” said Argo Group CEO Mark E. Watson III.  “Book value per share grew 8.2% over the past 12 months and the annualized return on average shareholders equity was 9% at June 30, 2017.  These results demonstrate continued value creation for our shareholders through our focus on specialized products and distribution globally.”

HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2017:		HIGHLIGHTS FOR THE SIX MONTHS ENDED JUNE 30, 2017:

●	Gross written premiums were up 22.6% to $687.2 million compared to $560.6 million for the 2016 second quarter.	●	Gross written premiums were up 19.0% to $1.286 billion compared to $1.080 billion for the 2016 first half.

●	Net income was $46.0 million or $1.48 per diluted share, compared to $30.9 million or $1.00 per diluted share for the 2016 second quarter.	●	Net income was $82.7 million or $2.67 per diluted share, compared to $58.6 million or $1.89 per diluted share for the 2016 first half.

●	Adjusted operating income was $40.7 million or $1.31 per diluted share, compared to $37.0 million or $1.20 per diluted share for the 2016 second quarter.	●	Adjusted operating income was $62.6 million or $2.02 per diluted share, compared to $66.9 million or $2.16 per diluted share for the 2016 first half.

●	Combined ratio was 96.6% compared to 95.6% for the 2016 second quarter. The loss and expense ratios for the quarter were 57.8% and 38.8%, respectively, compared to 57.0% and 38.6% for the 2016 second quarter.	●	Combined ratio was 97.8% compared to 94.8% for the 2016 first half. The loss and expense ratios were 58.2% and 39.6%, respectively compared to 56.3% and 38.5% for the 2016 first half.

●	Loss ratio excluding catastrophes and reserve development was 56.9%, compared to 53.9% for the 2016 second quarter.	●	Loss ratio excluding catastrophes and reserve development was 56.7%, compared to 54.7% for the 2016 first half.

●
Net Investment Income was $43.6 million, compared to $35.7 million for the 2016 second quarter. Included in net investment income in the second quarter was $11.6 million pre-tax or $0.30 per diluted share after-tax(2) of net investment gains relating to net asset sales initiated by an equity investee.
		●	Net Investment Income was $74.1 million, compared to $56.9 million for the 2016 first half.

●
Net favorable prior-year reserve development was $1.1 million (benefiting the combined ratio by 0.2 points), compared with $12.7 million (benefiting the combined ratio by 3.7 points) for the 2016 second quarter.
●
Net unfavorable prior-year reserve development was $5.7 million (adversely affecting the combined ratio by 0.7 points), compared with net favorable development of $15.9 million (benefiting the combined ratio by 2.3 points) for the 2016 first half.

●	Estimated pre-tax catastrophe losses were $4.5 million or 1.1 points on the combined ratio, compared to $22.7 million or 6.8 points on the combined ratio for the 2016 second quarter.	●	Estimated pre-tax catastrophe losses were $6.3 million or 0.8 points on the combined ratio, compared to $26.0 million or 3.9 points on the combined ratio for the 2016 first half.

●	During the 2016 second quarter, the Company repurchased $2.8 million or 46,500 shares of its common stock.	●	During the 2016 first half, the Company repurchased $2.8 million or 46,500 shares of its common stock.

		●	Book value per share increased to $62.65, up 4.9% from $59.73 at Dec. 31, 2016.

		●	Cash and investments at June 30, 2017, totaled $4.8 billion with a net pre-tax unrealized gain of approximately $158.1 million.
Notes
●	All per share amounts are adjusted for the 10% stock dividend paid on June 15, 2016, to stockholders of record on June 1, 2016.

●	All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums. Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.

(1)    Refer to Non-GAAP Financial Measures below.
(2)    At assumed tax rate of 20%.

FINANCIAL HIGHLIGHTS BY SEGMENT

  U.S. Operations

  U.S. Operations include the Excess & Surplus Lines and Commercial Specialty businesses.

•
Second quarter 2017 gross written premiums growth of 13.4% was driven by executing on strategic growth initiatives across Liability, Professional, and Specialty lines and planned reductions within Property lines due to continued pricing competition. Gross written premiums for the first six months of 2017 were up 14.9% from the 2016 period and reflect growth in all four business lines.

•	The loss ratio for the 2017 second quarter was 53.6% compared to 55.6% for the 2016 second quarter. For the six-month period in 2017 the loss ratio was 54.6% compared to 55.8% in the 2016 period.
•
The loss ratio excluding catastrophe losses and reserve development for the 2017 second quarter was 57.4%, compared to 57.7% for the 2016 second quarter, and 57.5% compared to 57.0% for the six month comparison to 2016.

For the 2017 second quarter, U.S. Operations reported gross written premiums of $365.0 million, up $43.2 million from $321.8 million for the 2016 second quarter.  Net written premiums were $261.5 million versus $223.5 million for the 2016 second quarter.  Earned premiums were $229.1 million versus $206.8 million for the 2016 second quarter.  For the 2017 second quarter, U.S. Operations reported underwriting income of $29.3 million, compared to underwriting income of $27.2 million for the 2016 second quarter.  The 2017 second quarter combined ratio of 87.2% compares to 86.8% for the prior-year quarter.  For the 2017 second quarter, net favorable prior-year reserve development was $12.8 million or 5.6 points on the combined ratio, compared to net favorable prior-year reserve development of $9.0 million benefiting the combined ratio by 4.4 points for the 2016 second quarter.  Catastrophe losses for the 2017 second quarter were $4.0 million or 1.8 points on the combined ratio, compared to catastrophe losses of $4.7 million or 2.3 points for the 2016 second quarter.  The loss ratio for the 2017 second quarter, excluding catastrophe losses and reserve development, was 57.4%, compared to 57.7% for the 2016 second quarter.

For the six months ended June 30, 2017, U.S. Operations reported gross written premiums of $700.0 million, up $90.6 million from $609.4 million for the 2016 first half.  Net written premiums were $478.5 million versus $412.9 million for the 2016 first half.  Earned premiums were $450.3 million versus $413.4 million for the 2016 first half.  For the 2017 first half, U.S. Operations reported underwriting income of $50.1 million, compared to underwriting income of $51.4 million for the 2016 first half.  The 2017 first half combined ratio of 88.9% compares to 87.6% for the 2016 first half.  For the 2017 first half, net favorable prior-year reserve development was $18.0 million or 4.0 points on the combined ratio, compared to net favorable prior-year reserve development of $11.9 million benefiting the combined ratio by 2.9 points for the 2016 first half.  Catastrophe losses for the 2017 first half were $4.8 million or 1.1 points on the combined ratio, compared to catastrophe losses of $7.0 million or 1.7 points for the 2016 first half.  The loss ratio for the 2017 first half, excluding catastrophe losses and reserve development, was 57.5%, compared to 57.0% for the 2016 first half.

International Operations

International Operations comprise Syndicate 1200, International Specialty, and the Ariel Re businesses including Syndicate 1910. The Ariel Re transaction closed on February 6, 2017, therefore, Ariel Re results are included in the consolidated International Operations results since that date.

●
Gross written premiums were up 35.0% in the second quarter and 24.4% for the six-month period of 2017 versus 2016. Growth was driven by reinsurance business at Syndicate 1910, and by business in Bermuda and Brazil.

●
The current quarter loss ratio was 62.4% compared to 55.6% in the 2016 quarter.   For the six months of 2017 the loss ratio was 61.9% compared to 54.8% for the same period of 2016.  The increase in the current year loss ratio relates to Syndicate 1200 due to higher property and aviation losses and an increase to reserves for prior year business in Liability, Specialty, and Property lines.

●
The loss ratio for the second quarter of 2017, excluding catastrophe losses and reserve development, was 56.3%, compared to 48.1% for the 2016 second quarter.  For the six month 2017 period the loss ratio excluding catastrophe losses and reserve development was 55.5% compared to 51.4%.

For the 2017 second quarter, International Operations reported gross written premiums of $322.1 million, up $83.5 million from $238.6 million for the 2016 second quarter.  Net written premiums were $185.5 million versus $164.3 million for the 2016 second quarter.  Earned premiums were $169.9 million versus $137.9 million for the 2016 second quarter.  For the 2017 second quarter, International Operations reported underwriting income of $1 million, compared to underwriting income of $6.3 million for the 2016 second quarter.  The 2017 second quarter combined ratio of 99.4% compares to 95.4% for the prior-year quarter.  For the 2017 second quarter, net unfavorable prior-year reserve development was $10.0 million or 5.9 points on the combined ratio, compared to net favorable prior-year reserve development of $8.5 million benefiting the combined ratio by 6.2 points for the 2016 second quarter.  Catastrophe losses for the 2017 second quarter were $0.5 million or 0.2 points on the combined ratio, compared to catastrophe losses of $18.0 million or 13.7 points for the 2016 second quarter.  The loss ratio for the 2017 second quarter, excluding catastrophe losses and reserve development, was 56.3%, compared to 48.1% for the 2016 second quarter.

For the six months ended June 30, 2017, International Operations reported gross written premiums of $585.7 million, up $114.9 million from $470.8 million for the 2016 first half.  Net written premiums were $311.9 million versus $278.3 million for the 2016 first half.  Earned premiums were $328.1 million versus $276.2 million for the 2016 first half.  For the 2017 first half, International Operations reported underwriting income of $4.6 million, compared to underwriting income of $18.1 million for the 2016 first half.  The 2017 first half combined ratio of 98.6% compares to 93.4% for the 2016 first half.  For the 2017 first half, net unfavorable prior-year reserve development was $19.6 million or 6.0 points on the combined ratio, compared to net favorable prior-year reserve development of $10.2 million benefiting the combined ratio by 3.8 points for the 2016 first half.  Catastrophe losses for the 2017 first half were $1.5 million or 0.4 points on the combined ratio, compared to catastrophe losses of $19.0 million or 7.2 points for the 2016 first half.  The loss ratio for the 2017 first half, excluding catastrophe losses and reserve development, was 55.5%, compared to 51.4% for the 2016 first half.

CONFERENCE CALL
Argo Group management will conduct an investor conference call starting at 10 a.m. EDT (11 a.m. ADT) tomorrow, Tuesday, Aug. 8, 2017.  A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii170808.html.  Participants in the U.S. can access the call by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at http://services.choruscall.com/links/agii170808.html.  A telephone replay of the conference call will be available through Aug. 15, 2017, to callers in the U.S. by dialing (877) 344-7529 (conference # 10111080).  Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10111080).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Syndicate 1200 and International Specialty. Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Ariel Re and other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate is based on our then current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.  The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Adjusted operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at an assumed effective tax rate of 20%) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of adjusted operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing adjusted operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Adjusted operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized adjusted operating return on average shareholders' equity" is calculated using adjusted operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Total investments	$4,624.1	$4,324.3
Cash	214.5	86.0
Accrued investment income	23.0	20.7
Receivables	2,192.2	1,849.4
Goodwill and intangible assets	261.1	219.9
Deferred acquisition costs, net	162.8	139.1
Ceded unearned premiums	436.6	302.8
Other assets	326.4	262.8
Total assets	$8,240.7	$7,205.0

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,632.8	$3,350.8
Unearned premiums	1,176.2	970.0
Ceded reinsurance payable, net	704.7	466.6
Senior unsecured fixed rate notes	139.5	139.5
Other indebtedness	182.5	55.4
Junior subordinated debentures	256.4	172.7
Other liabilities	257.3	257.3
Total liabilities	6,349.4	5,412.3

Total shareholders' equity	1,891.3	1,792.7
Total liabilities and shareholders' equity	$8,240.7	$7,205.0

Book value per common share	$62.65	$59.73

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Gross written premiums	$687.2	$560.6	$1,285.8	$1,080.4
Net written premiums	447.1	388.0	790.5	691.4

Earned premiums	399.1	344.9	778.5	689.8
Net investment income	43.6	35.7	74.1	56.9
Fee and other income	3.8	5.8	7.4	12.6
Net realized investment and other gains (losses)	4.5	(2.1)	19.1	(4.9)
Total revenue	451.0	384.3	879.1	754.4

Losses and loss adjustment expenses	230.6	196.6	453.1	388.2
Underwriting, acquisition and insurance expenses	154.7	133.0	308.3	265.6
Interest expense	7.0	4.9	12.9	9.7
Fee and other expense, net	3.3	5.7	7.4	12.2
Foreign currency exchange losses	4.6	4.5	3.9	6.0
Total expenses	400.2	344.7	785.6	681.7

Income before taxes	50.8	39.6	93.5	72.7
Income tax provision	4.8	8.7	10.8	14.1
Net income	$46.0	$30.9	$82.7	$58.6

Net income per common share (basic)	$1.52	$1.03	$2.75	$1.93

Net income per common share (diluted)	$1.48	$1.00	$2.67	$1.89

Weighted average common shares:
Basic	30.2	30.2	30.1	30.3
Diluted	31.0	30.8	31.0	31.0

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

U.S. OPERATIONS
Gross written premiums	$365.0	$321.8	$700.0	$609.4
Net written premiums	261.5	223.5	478.5	412.9
Earned premiums	229.1	206.8	450.3	413.4

Underwriting income	29.3	27.2	50.1	51.4
Net investment income	27.3	21.7	47.2	35.5
Interest expense	(3.8)	(2.4)	(6.5)	(4.6)
Fee income (expense), net	0.2	(1.1)	(0.6)	(2.0)
Net income before taxes	$53.0	$45.4	$90.2	$80.3

Loss ratio	53.6%	55.6%	54.6%	55.8%
Expense ratio	33.6%	31.2%	34.3%	31.8%
GAAP combined ratio	87.2%	86.8%	88.9%	87.6%

INTERNATIONAL OPERATIONS
Gross written premiums	$322.1	$238.6	$585.7	$470.8
Net written premiums	185.5	164.3	311.9	278.3
Earned premiums	169.9	137.9	328.1	276.2

Underwriting income	1.0	6.3	4.6	18.1
Net investment income	10.1	9.1	16.7	15.2
Interest expense	(2.3)	(1.3)	(4.3)	(2.6)
Fee income, net	0.3	1.2	0.4	2.3
Net income before taxes	$9.1	$15.3	$17.4	$33.0

Loss ratio	62.4%	55.6%	61.9%	54.8%
Expense ratio	37.0%	39.8%	36.7%	38.6%
GAAP combined ratio	99.4%	95.4%	98.6%	93.4%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)
(unaudited)

	Three months ended		Six months ended
Net Prior Year Development	June 30,		June 30,
(Favorable)/Unfavorable	2017	2016	2017	2016
		(unaudited)

U.S. Operations	$(12.8)	$(9.0)	$(18.0)	$(11.9)
International Operations	10.0	(8.5)	19.6	(10.2)
Run-off Lines	1.7	4.8	4.1	6.2
Total	$(1.1)	$(12.7)	$5.7	$(15.9)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME TO NET INCOME
(in millions)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Net Income	$46.0	$30.9	$82.7	$58.6
Add (deduct):
Income tax provision	4.8	8.7	10.8	14.1
Net investment income	(43.6)	(35.7)	(74.1)	(56.9)
Net realized investment and other (gains) losses	(4.5)	2.1	(19.1)	4.9
Fee and other income	(3.8)	(5.8)	(7.4)	(12.6)
Interest expense	7.0	4.9	12.9	9.7
Fee and other expense	3.3	5.7	7.4	12.2
Foreign currency exchange losses	4.6	4.5	3.9	6.0
Underwriting income	$13.8	$15.3	$17.1	$36.0

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF ADJUSTED OPERATING INCOME TO NET INCOME
(in millions, except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Net income, as reported	$46.0	$30.9	$82.7	$58.6
Provision for income taxes	4.8	8.7	10.8	14.1
Net income, before taxes	50.8	39.6	93.5	72.7
Add (deduct):
Net realized investment and other (gains) losses	(4.5)	2.1	(19.1)	4.9
Foreign currency exchange losses	4.6	4.5	3.9	6.0
Adjusted operating income before taxes	50.9	46.2	78.3	83.6
Provision for income taxes, at assumed rate (a)	10.2	9.2	15.7	16.7
Adjusted operating income	$40.7	$37.0	$62.6	$66.9

Adjusted operating income per common share (diluted)	$1.31	$1.20	$2.02	$2.16

Weighted average common shares, diluted	31.0	30.8	31.0	31.0

(a) At assumed tax rate of 20%.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET INCOME
(in millions)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Segment income (loss) before income taxes
U.S. Operations	53.0	45.4	90.2	80.3
International Operations	9.1	15.3	17.4	33.0
Run-off Lines	(1.2)	(3.2)	(3.7)	(4.6)
Corporate and Other	(10.0)	(11.3)	(25.6)	(25.1)
Realized investment and other gains (losses)	4.5	(2.1)	19.1	(4.9)
Foreign currency exchange losses	(4.6)	(4.5)	(3.9)	(6.0)
Net income before income taxes	50.8	39.6	93.5	72.7
Provision for taxes	4.8	8.7	10.8	14.1
Net income	$46.0	$30.9	$82.7	$58.6

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

U.S. Operations
Loss ratio	53.6%	55.6%	54.6%	55.8%
Prior accident year loss development	5.6%	4.4%	4.0%	2.9%
Catastrophe losses	-1.8%	-2.3%	-1.1%	-1.7%
Current accident year ex-cats loss ratio	57.4%	57.7%	57.5%	57.0%

International Operations
Loss ratio	62.4%	55.6%	61.9%	54.8%
Prior accident year loss development	-5.9%	6.2%	-6.0%	3.8%
Catastrophe losses	-0.2%	-13.7%	-0.4%	-7.2%
Current accident year ex-cats loss ratio	56.3%	48.1%	55.5%	51.4%

Consolidated
Loss ratio	57.8%	57.0%	58.2%	56.3%
Prior accident year loss development	0.2%	3.7%	-0.7%	2.3%
Catastrophe losses	-1.1%	-6.8%	-0.8%	-3.9%
Current accident year ex-cats loss ratio	56.9%	53.9%	56.7%	54.7%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
GROSS WRITTEN PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended			Three months ended
	June 30, 2017			June 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$69.4	$44.4	$30.0	$75.7	$40.5	$31.6
Liability	220.2	159.7	148.8	192.6	140.9	142.0
Professional	40.6	31.0	28.5	34.1	25.8	17.9
Specialty	34.8	26.4	21.8	19.4	16.3	15.3
Total	$365.0	$261.5	$229.1	$321.8	$223.5	$206.8

International Operations	Three months ended			Three months ended
	June 30, 2017			June 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$117.2	$62.0	$55.2	$99.5	$70.0	$48.9
Liability	38.3	19.0	18.9	33.1	18.6	20.2
Professional	41.4	23.9	23.8	39.8	27.2	26.0
Specialty	125.2	80.6	72.0	66.2	48.5	42.8
Total	$322.1	$185.5	$169.9	$238.6	$164.3	$137.9

Consolidated	Three months ended			Three months ended
	June 30, 2017			June 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$186.7	$106.5	$85.3	$175.2	$110.5	$80.5
Liability	258.5	178.7	167.7	225.9	159.7	162.4
Professional	82.0	54.9	52.3	73.9	53.0	43.9
Specialty	160.0	107.0	93.8	85.6	64.8	58.1
Total	$687.2	$447.1	$399.1	$560.6	$388.0	$344.9

U.S. Operations	Six months ended			Six months ended
	June 30, 2017			June 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$125.3	$59.4	$59.0	$119.4	$59.6	$65.1
Liability	438.2	314.4	294.6	386.5	276.6	282.8
Professional	73.7	57.2	54.7	63.6	43.1	35.5
Specialty	62.8	47.5	42.0	39.9	33.6	30.0
Total	$700.0	$478.5	$450.3	$609.4	$412.9	$413.4

International Operations	Six months ended			Six months ended
	June 30, 2017			June 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$210.0	$96.0	$115.8	$196.5	$112.1	$100.6
Liability	70.3	36.2	37.5	69.4	39.1	41.5
Professional	77.6	44.4	47.7	71.5	44.8	49.5
Specialty	227.8	135.3	127.1	133.4	82.3	84.6
Total	$585.7	$311.9	$328.1	$470.8	$278.3	$276.2

Consolidated	Six months ended			Six months ended
	June 30, 2017			June 30, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$335.4	$155.5	$174.9	$315.9	$171.7	$165.7
Liability	508.5	350.6	332.1	456.1	315.9	324.5
Professional	151.3	101.6	102.4	135.1	87.9	85.0
Specialty	290.6	182.8	169.1	173.3	115.9	114.6
Total	$1,285.8	$790.5	$778.5	$1,080.4	$691.4	$689.8

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME
ALL SEGMENTS
(in millions)
(unaudited)

	Three months ended
	June 30	March 31	December 31	September 30	June 30
	2017	2017	2016	2016	2016

Net investment income, excluding alternatives	$23.0	$22.2	$22.4	$22.9	$23.2
Alternative investments	20.6	8.3	3.1	9.8	12.5
Total net investment income	$43.6	$30.5	$25.5	$32.7	$35.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)
(unaudited)

	For the six months ended June 30,
	2017	2016	% Change

Net income	$82.7	$58.6	41.1%
Adjusted operating income (a)	62.6	66.9	(6.4%)

Shareholders' Equity - Beginning of the period	$1,792.7	$1,668.1	7.5%
Shareholders' Equity - End of current period	1,891.3	1,740.3	8.7%
Average Shareholders' Equity	$1,842.0	$1,704.2	8.1%

Annualized return on average shareholders' equity	9.0%	6.9%
Annualized adjusted operating return on average shareholders' equity	6.8%	7.9%

(a) at assumed 20% tax rate

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